AMENDED AND RESTATED TERMINATION AGREEMENT
                     AND TERMINATION OF CONSULTING AGREEMENT

     AMENDED AND RESTATED TERMINATION AGREEMENT (the "Agreement") dated as of July 2, 1999 (the "Effective Date") between MARK HONIGSFELD (the "Executive"), residing at 969 East End, Woodmere, New York 11598 and COMPU-DAWN, INC., a Delaware corporation (the "Company"), having its principal place of business at 77 Spruce Street, Cedarhurst, New York 11516.

                                    RECITALS

     WHEREAS, Executive was employed by the Company as its President, Chief Executive Officer and Secretary in accordance with that certain Restated and Amended Employment Agreement dated March 4, 1997, as amended as of January 8, 1999 ( the "Employment Agreement"); and

     WHEREAS, the Company and Executive entered into that certain Termination Agreement (the "Termination Agreement") dated as of May 11, 1999 whereby, among other things, the Company and Executive agreed to terminate the Employment Agreement; and

     WHEREAS, the Company and Executive entered into that certain Consulting Agreement (the "Consulting Agreement") dated as of May 11, 1999 whereby, among other things, Executive agreed to provide consulting services to the Company and the Company issued and agreed to register 62,500 shares of common stock of the Company; and

     WHEREAS, the Company and Executive desire to terminate the Consulting Agreement on the basis herein provided; and

     WHEREAS, the Company and Executive desire to amend and restate the Termination Agreement on the basis herein provided; with the provisions of this Agreement to supercede and control, in all respects, the Consulting Agreement and the Termination Agreement.

     NOW, THEREFORE, upon the agreements and covenants set forth herein, the parties hereto agree as follows:

     1. Employment Termination. The parties acknowledge and agree that, effective at the close of business on May 11, 1999, the Executive's employment with the Company as its President, Chief Executive Officer and Secretary was terminated. Accordingly, the Employment Agreement was terminated and remains of no further force or effect, and neither the Executive nor the Company shall have any further liability or obligation thereunder, except for any salary and benefits which are earned, accrued and unpaid as of May 11, 1999.

     2. Consulting Termination. The parties acknowledge and agree that, as of the Effective Date, the Executive will no longer be retained by the Company as a consultant.

Accordingly, except as otherwise provided in this Agreement, the Consulting Agreement is hereby terminated and of no further force and effect, and neither the Executive nor the Company shall have any further liability or obligation thereunder.

     3. Payments, Accounting. (a) For and in consideration of the Executive's entering into this Agreement and performing his obligations hereunder, the Company has paid to the Executive $166,666.00 (the "Cash Payment") and agrees to pay to Executive:

                  (i) Seventy Five Thousand (75,000) shares (the "Shares") of the Company's common stock (collectively, the Cash Payment and the Shares are referred to hereinafter as the "Base Termination Amount"). The Base Termination Amount shall be payable as follows:

                    (A) Executive acknowledges that the Cash Payment has been paid to and received by Executive prior to the date hereof; and

                    (B) The Shares shall be issued to Executive on the Effective Date. The Company and Executive acknowledge and agree that the Shares have not been registered under the Securities Act of 1933, as amended, and the Company is not under any obligation to register the Shares at any time in the future. The Company and the Executive further acknowledge and agree that, pursuant to Rule 16b-3(d) of the rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Shares are exempt from Section 16(b) of the Exchange Act.

                  (ii) In addition to the Base Termination Amount, the Company simultaneously herewith is selling its business of designing, developing, licensing, installing and servicing computer software products and systems predominately for public safety and law enforcement agencies (the "Public Safety Business") and such sale provides for the payment by Admit Computer Services, Inc., the buyer thereof (the "Buyer"), to the Company of a royalty (the "Royalty") based on the revenues derived by the Buyer from the sale or licensing of products and/or assets acquired in connection with its purchase of the Public Safety Business, or derived from services related to the sale of such products and/or assets. The Company agrees that it shall pay to the Executive an amount equal to eighty percent (80%) of the Royalty (subject to any set-off right Buyer may have pursuant to the Public Safety Sales Agreement (as hereinafter defined)), (the "Installment Termination Amount" and, together with the Base Termination Amount, the "Termination Amount"), for so long as the Royalty shall be payable by the Buyer, subject to the provisions of Section 4 hereof.

                  (b) In connection with the sale of the Public Safety Business, the Company has irrevocably directed the Buyer of the Public Safety Business to either (i) pay that portion of the Royalty comprising the Installment Termination Amount directly to the Executive contemporaneously with the Buyer's payment of the balance of the Royalty to the Company or (ii) pay the entire Royalty to a third party who will pay to Executive and the Company the portions of the Royalty to which they are entitled pursuant to this Agreement. The Company agrees to execute an irrevocable collateral assignment or other documents sufficient to insure assignment of the Installment Termination Amount, if deemed necessary by the Executive.

                  (c) The Company has designated the Executive as one of its duly authorized representatives to review and audit the books of account of the Buyer, or otherwise conduct an accounting of the Buyer with respect to the Royalty, pursuant to the right to an accounting the Company has obtained with respect to the Royalty in the Assets Purchase Agreement between the Company and the Buyer relating to the sale of the Public Safety Business (the "Public Safety Sale Agreement"). The Company hereby represents and warrants that such an accounting provision is contained in the Public Safety Sales Agreement which allows the Company to conduct an accounting of the Buyer with respect to the Royalties.

                  (d) The Company shall, upon execution of this Agreement, wire transfer $10,000.00 (the "Fee Payment") to Jackson Walker L.L.P. in partial payment of the reasonable legal fees and expenses of the Executive incurred by him in connection with the negotiation, preparation and delivery of this Agreement including, without limitation, all reasonable fees and expenses due and payable to Jackson Walker L.L.P. and Ruskin, Moscou, Evans & Faltischek, P.C. in connection herewith. The Company is under no obligation to pay any amount for such fees and expenses in excess of the Fee Payment. The Fee Payment shall be wire transferred as follows:

                                 Bank of America
                                 901 Main Street
                               Dallas, Texas 75202

                                 ABA #111000025

                     Credit to: Jackson Walker Trust Account
                             Account #018-07-1344-6

Such amount shall be held in the above referenced trust account until Jackson Walker L.L.P. receives notice from the Company (or its counsel) and Executive that the closing has occurred. If the closing has not occurred by 5:00 p.m. Eastern time on July 9, 1999, Jackson Walker L.L.P. shall return the Fee Payment to the Company.

     4. Security Interest. The Company has granted to the Executive a valid, binding and enforceable security interest (the "Security Interest") in any and all tangible and intangible assets in which the Company has or shall have an interest, now or hereafter existing or acquired, and wherever located, together with all additions and accessions thereto and replacements and substitutions thereof and all proceeds and products of the foregoing, as security for the payment or performance of the obligations of the Company to the Executive hereunder. The Parties amended the Security Interest by entering into First Amendment to Security Agreement dated May 11, 1999 to evidence the security interest granted in connection with that Amended and Restated Loan Agreement dated April 30, 1997 by and between the Executive and the Company and the security interest granted under the Termination Agreement, which amendment was executed and delivered in connection with the execution of the Termination Agreement. Upon execution of this Agreement, the Executive agrees to terminate and relinquish the Security Interest, as amended, and therefore the security interests described therein will be of no further force and effect; provided, however, that such termination and relinquishment of the Security Interest is expressly conditioned upon the Executive receiving (i) the Shares and (ii) an assignment (the "Assigned Security Interest") from the Company to the Executive of all of the Company's rights and interest in the security agreement between the Company and the Buyer contemplated to be entered into in connection with the consummation of the transactions contemplated by the Public Safety Sales Agreement. The Assigned Security Interest shall terminate upon receipt by the Executive of all payments due under the Royalty.

     5. Resignation. The Executive acknowledges that he voluntarily resigned, effective as of May 11, 1999, from all capacities and positions with the Company, including but not limited to the offices of Chief Executive Officer, President and Secretary and Director of the Company, the Chief Executive Officer, Secretary, and Director of e.TV Commerce, Inc., and all officerships and directorships of Rugby Acquisition Corp. and ETEL Communications Corp.

     6. Representations of the Executive. The Executive represents, warrants, and agrees with the Company as follows:

                  (a) To his knowledge, after due investigation, no consents of governmental and other regulatory agencies, foreign or domestic, or of other parties, are required to be received by or on the part of the Executive to enable him to enter into and carry out this Agreement and the transactions contemplated hereby.

                  (b) The Executive has the power to enter into this Agreement and to carry out his obligations hereunder. This Agreement constitutes the valid and binding obligation of the Executive, and is enforceable in accordance with its terms.

                  (c) There is no unfulfilled agreement or commitment, written or oral, made by the Executive for or on behalf of the Company pursuant to which the Company is obligated to pay more than $5,000 singly, or $15,000 in the aggregate, or which contractually restricts in any way the Company's ability to enter into any agreement in the future (i) that since December 31, 1998 has not been disclosed in writing to the Company and (ii) prior to December 31, 1998 has not been disclosed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 or the audited annual financial statements of the Company in connection therewith.

                  (d) There is no liability or obligation incurred on behalf of the Company by the Executive that has not been disclosed in writing to the Company.

                  (e) Except as set forth in Schedule 6(e) attached hereto, no acts or omissions finally determined by a court of competent jurisdiction prior to or following the date hereof constituting fraud, gross negligence, or other illegality which has a material adverse effect on the Company, have been committed by the Executive for or on behalf of, or in his capacity as a director or officer of, the Company.

                  (f) Neither the execution and delivery of this Agreement, nor compliance by the Executive with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

                    (i) violate any judgment, order, injunction, decree or award against, or binding upon, the Executive;

                    (ii) violate or otherwise breach the terms of any agreement or understanding, written or oral, to which the Executive is a party or is otherwise bound; or

                    (iii) violate any law or regulation of any jurisdiction relating to the Executive.

     (g) No representation, warranty or statement by the Executive in this Agreement intentionally (i) contains any untrue statement of a material fact, or
(ii) omits to state a fact necessary in order to make such representations, warranties or statements not misleading.

     (h) With respect to the issuance of the Shares:

                    (i) Executive represents and warrants that the Shares are being acquired for his own account, for investment purposes and not with a view to any distribution. Executive will not sell, assign, mortgage, pledge, hypothecate, transfer or otherwise dispose of any of the Shares unless (A) a registration statement under the Securities Act, with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Securities Act, or (B) the Company has received a written opinion of its counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, mortgage, pledge, hypothecation, transfer or disposition does not require registration under the Securities Act.

                    (ii) Executive represents and warrants further that (A) he is either an "accredited investor," as such term is defined in Rule 501(a) promulgated under the Securities Act, or, either alone or with its purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Shares; (B) he is able to bear the economic risks of an investment in the Shares, including, without limitation, the risk of the loss of part or all of his investment and the inability to sell or transfer the Shares for an indefinite period of time; (C) he has adequate financial means of providing for current needs and contingencies and has no need for liquidity in his investment in the Shares; and (D) he does not have an overall commitment to investments which are not readily marketable that is excessive in proportion to net worth and an investment in the Shares will not cause such overall commitment to become excessive.

                    (iii) Executive has obtained and reviewed the Company reports filed under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") including, without limitation, the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, the Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999, and the Current

                    Reports on Form 8-K, date of event reported May [12], 1999, June 9, 1999 and June [30], 1999, and has been afforded the opportunity to obtain such information with regard to the Company he has requested to evaluate the merits and risks of his investment in the Shares.

     7. Representations of the Company. The Company represents, warrants, and agrees with the Executive as follows:

                  (a) To the Company's knowledge, after due investigation, no consents of governmental and other regulatory agencies, foreign or domestic, or of other parties, are required to be received by or on the part of the Company to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.

                  (b) The Company has the requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated

                  (c) Neither the execution  and delivery of this  Agreement nor
compliance  by  the  Company  with  any  of  the  provisions   hereof,  nor  the
consummation of the transactions contemplated hereby, will:

                    (i) violate the Certificate of Incorporation or By-Laws of the Company;

                    (ii) violate any judgment, order, injunction, decree or award against, or binding upon, the Company;

                    (iii) violate or otherwise breach the terms of any agreement or understanding, written or oral, to which the Company is a party or is otherwise bound; or

                    (iv) violate any law or regulation of any jurisdiction relating to the Company.

                  (d) No representation, warranty or statement by the Company in this Agreement intentionally (i) contains any untrue statement of a material fact, or (ii) omits to state a fact necessary in order to make such representations, warranties or statements not misleading.

     8. Restrictive Covenants. (a) The Executive covenants that for a period ending May 10, 2001, he will not, either directly or indirectly, (i) disclose or otherwise make known to any person or entity the names and addresses of any of the customers of the Company, or (ii) call on, solicit, or take away, or attempt to call on, solicit, or take away, any of the customers of the Company or its subsidiaries with whom he became acquainted during his employment with the Company, either for himself or for any other person, firm, corporation or other entity.

                  (b) The Executive acknowledges that the Company and/or its subsidiaries have developed unique skills, concepts, sales presentations, marketing programs, marketing strategy, business practices, methods of operation, trademarks, licenses, technical information, proprietary information, computer software programs, tapes and disks concerning its or their operations, systems, customer lists, customer leads, documents identifying past, present and future customers, hiring and training methods, investment policies, financial and other confidential and proprietary information concerning its operations and expansion plans ("Trade Secrets"). The Executive agrees and covenants that, except with the prior written consent of the Company, the Executive shall not, directly or indirectly, use for the Executive's own benefit or for the benefit of another, or disclose, disseminate, or distribute to another, any Trade Secret (whether or not acquired, learned, obtained, or developed by the Executive alone or in conjunction with others) of the Company or its subsidiaries. All memoranda, notes, records, drawings, documents, or other writings whatsoever (including copies thereof) made, compiled, acquired, or received by the Executive during his employment by the Company, arising out of, in connection with, or related to any activity or business of the Company or its subsidiaries, including, but not limited to, the customers, suppliers, or others with whom the Company or its subsidiaries has a business relationship, the arrangements of the Company or its subsidiaries with such parties, and the pricing and expansion policies and strategy of the Company or its subsidiaries, are, and shall continue to be, the sole and exclusive property of the Company and its subsidiaries, and shall be returned to the Company within five (5) days of the execution of this Agreement.

                  (c) The Executive hereby covenants and agrees that for a period ending May 10, 2001, he will not, either directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder (other than through ownership of publicly traded capital stock of a corporation which represents less than five percent (5%) of the outstanding capital stock of such corporation), corporate officer, director, investor, financier or in any other individual or representative capacity, engage or participate in any business which is directly competitive with the business of the Company or any of its subsidiaries in the Internet service provider, e-commerce and telecommunications business marketing products and services through a multi-level referral network marketing organization.

     9. Other Agreements. (a) General Agreements. The parties hereto acknowledge and agree that, except as expressly provided in, or contemplated by, this Agreement, and except for (i) any rights of indemnification to which the Executive may be entitled by law or under the By-Laws or Certificate of Incorporation of the Company, and any rights of indemnification to which the Executive is entitled pursuant to the Indemnification Agreement by and between the Executive and the Company (the "Indemnification Agreement") a copy of which will be re-executed simultaneously with the execution of this Agreement, and
(ii) unreimbursed expenses of the Executive, which the Company hereby agrees to pay, there are no outstanding unfulfilled contracts, commitments, or other obligations of whatsoever nature as between the Executive and the Company or any outstanding indebtedness owed by either party to the other; and the parties hereto hereby further agree that any and all disputes, claims, open accounts and other unresolved matters with respect to any of the foregoing which may exist on the date hereof, shall be, and hereby are, in all respects resolved, satisfied and settled as between the parties.

                  (b) Options. It is hereby acknowledged that all unexercised options held by the Executive (the "Options") are immediately vested (if not already vested) as of the Effective Date and shall continue in full force and effect in accordance with their respective terms. Simultaneously with the execution of this Agreement, the Company and Executive are entering into Amended and Restated Stock Option Agreements with respect to the Options. The Company shall, simultaneously with the execution of this Agreement, deliver irrevocable instructions to the Company's transfer agent (and any successor transfer agent) directing the transfer agent to issue shares of the Company's common stock to Executive when Executive delivers to the transfer agent a notice of exercise as provided in the Company's 1996 Stock Option Plan together with the payment of the exercise price for such Options in accordance with the terms of the agreements evidencing such Options.
 .
                  (c) Registration. The Company shall prepare and, on or before July 5, 1999 (the "Filing Date"), file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 or other appropriate form (the "Registration Statement") to effect a registration of (i) the resale of the 62,500 shares of common stock of the Company issued to Executive in connection with the Consulting Agreement (the "Consulting Shares"), and (ii) if requested by Executive, to the extent not precluded by the Securities Act of 1933, as amended (the "Securities Act"), any rule or regulation promulgated thereunder, the resale of any shares of common stock of the Company issued upon the exercise of any of the Options which were previously registered on the Company's previous Form S-8 registration statement, which registration provided for hereunder shall follow deregistration of the resale of such Shares of common stock of the Company under the Company's previously filed Form S-8 registration statement including, without limitation, the filing of a reoffer prospectus as a post-effective amendment as required from time to time to permit sales by the Executive on a delayed or continuous basis. If the Registration Statement is not filed with the SEC on or before the Filing Date, then the Executive shall have the option to cause the Company to redeem 7,692 Consulting Shares at a price of $3.25 per share (or an aggregate of $25,000) for each thirty day period after the Filing Date that the Registration Statement has not been filed. The Executive may elect to exercise the remedy provided for in this Section 9(c) at any time with respect to the Company's failure to file the Registration
Statement. If, at any time prior to the Filing Date, in the good faith reasonable judgment of Compu-DAWN's Board of Directors, the premature disclosure of material non-public information which may reasonably be expected to have an adverse effect on Compu-DAWN would be required in order for any Registration Statement to be accurate and not misleading, then Compu-DAWN shall not be required to file the Registration Statement for a period (a "Disclosure Delay Period") expiring upon the earlier to occur of (A) the date on which such material information is disclosed to the public or ceases to be material or (B) thirty (30) calendar days after the date on which Compu-DAWN provides a notice to the Executive of the Commencement of a Disclosure Delay Period.

                  (d) Benefits. For a period of 90 days from the Effective Date, the Company shall provide the Executive with disability, hospitalization, accident, major medical, term life insurance in the amount of $1,000,000, and dental insurance which is the same as that which the Company is providing to the Executive as of the day prior to the date hereof under Section 1.5(c) of the Employment Agreement and with respect to disability insurance, if any, then the same as such disability insurance provided by the Company to the Executive prior to the date hereof. With regard to the term life insurance policy referenced above, the Executive has incurred expenses in the amount of $3,000 for the annual premium amount of such policy. The Company hereby agrees to reimburse Executive such amount.

                  (e) Office Space. The Company shall, at its expense, provide to the Executive until at least December 31, 1999, such office space at its executive offices in Cedarhurst, New York (the "Cedarhurst Premises") as shall, in the reasonable opinion of the Board of Directors, be suitable and adequate for the Executive's use and shall be comparable in amenities to, his current office space. In the event that the Company enters into an arm's length sublease with respect to or reconfigures the Cedarhurst Premises prior to such date, the Company shall provide to the Executive an amount of space and amenities approximately equivalent to those provided to the Executive before such sublease or reconfiguration. The foregoing notwithstanding, the Company shall have no obligation to provide the Executive with such office space if, and from the time that, the Company subleases the entire Cedarhurst Premises to an unaffiliated third party.

                  (f) Employment of Gina Shaughnessy. The Company hereby agrees to employ Gina Shaughnessy ("Shaughnessy") through at least December 31, 1999, and as full compensation for services rendered by Shaughnessy shall pay to her the salary, and provide the benefits, currently being received by her as of the date hereof. In the event that the Company terminates Shaughnessy's employment on or after December 31, 1999, and Shaughnessy is not employed by the Executive or by any affiliate of the Executive within one week of such termination, Shaughnessy shall be entitled to receive a severance payment in an amount equal to three month's salary, payable by the Company within seven (7) days of such termination. During the period of Shaughnessy's employment, the Company shall allow the Executive the use of the services of Gina Shaughnessy as required by the Executive, provided however that the Company may utilize a reasonable amount of Shaughnessy's working time and under the supervision of the Executive from time to time during normal business hours to attend to certain administrative matters of the Company of the same nature as those matters which Shaughnessy currently attends.

         10.      Releases.

                  (a) The Company hereby remises, releases, and forever discharges and by these presents does for itself and its successors and assigns, remise, release, and forever discharge the Executive and his heirs, successors and assigns from all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which it ever had, now has or which may hereafter accrue or which it, its successors or assigns, hereafter can, shall or may have for, upon or by reason of any matter from the beginning of the world to the day of the date of these presents; provided, however, it is confirmed herewith that this release does not affect the rights or obligations of the Company or the Executive under or pursuant to (i) the Security Agreement and other related documents, (ii) the Indemnification Agreement, (iii) the Options, or (iv) this Agreement (the "Excluded Agreements").

                  (b) The Executive hereby remises, releases, and forever discharges and by these presents does for himself and his successors and assigns, remise, release, and forever discharge the Company, its subsidiaries, affiliates, directors, officers and stockholders (collectively, the "Company
Releasees") and successors and assigns of Company Releasees from all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which the Executive ever had, now has or which may hereafter accrue or which the Executive, his successors or assigns, hereafter can, shall or may have for, upon or by reason of any matter from the beginning of the world to the day of the date of these presents; provided, however it is confirmed herewith that this release does not affect the rights or obligations of the Executive or the Company Releasees under or pursuant to the Excluded Agreements.

                  (c) The Company and the Executive affirm that no representation of fact or opinion has been made to induce the giving of the releases provided by this Section 10 (the "Releases") other than as specifically set forth herein and that it is therefore specifically agreed that the Releases shall be a complete bar to any and all claims, suits or damages whatsoever, other than with respect to the Excluded Agreements.

     11. Nondisparagement. The Company agrees that, since May 11, 1999 and for all time, neither the Company nor any officer, director, employee, consultant, affiliate or agent of the Company (a "Representative") has made or shall make any statement, written or oral, to any person or entity, or otherwise in general to the public, or to the business or financial community or take any action, directly or indirectly, that (a) disparages or is likely to diminish the reputation of the Executive, or which could adversely affect the ability of the Executive to enter into or consummate any business transaction, or the business or reputation of the Executive, or (b) references any current or future investigations by state or federal securities officials with regard to the trading activities of the Executive; provided, however, that the foregoing shall not preclude the Company from making any statement which is required (i) to accurately comply with a court order, subpoena or other discovery necessary in an action or proceeding in a court of competent jurisdiction, or (ii) by an administrative agency or the Nasdaq Stock Market, Inc., or (iii) to accurately comply with the Company's reporting requirements under the Securities Exchange Act of 1934, as amended. The Company agrees to take reasonable steps to notify its Representatives of the obligations and provisions of this Section 10. Notwithstanding the generality of the foregoing, the Company agrees that, since May 11, 1999 and for all time, neither the Company, nor any Representative has made or shall make any statement, written or oral, to any person or entity, or otherwise in general to the public regarding the Order to Cease and Desist (the "Order"), Document No. CF-99-5359, issued by the State of Connecticut, Department of Banking, concerning messages posted on Internet message boards or any similar administrative or similar proceeding whether state or federal, involving Executive except as required by clause (i), (ii) and (iii) above.

     12. Choice of Law and Venue. The parties agree that this Agreement is made and entered into in Nassau County, New York and shall be governed by and construed in accordance with the laws of the State of New York, and that any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with or by reason of this Agreement shall be brought in the applicable state court in and for Nassau County, New York which Courts shall be the exclusive courts or jurisdiction and venue, and all parties hereto consent to the in personam jurisdiction of such Courts.

     13. Entire Agreement. This Agreement contains the full and complete understanding and agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior or contemporaneous written or oral understandings or agreements with respect to the subject matter hereof. No modification of this Agreement shall be binding unless made in writing and signed by the party sought to be charged.

     14. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, assigns and legal representatives. Shaughnessy is an intended third-party beneficiary of
Section 9(f) hereof.

     15. Public Disclosure. The Company agrees to publicly disclose the basic terms of this Agreement and all documents contemplated hereunder by filing a Form 8-K with the Securities and Exchange Commission containing such disclosure.

     16. Equitable Relief; Breach; Specific Performance. The Executive acknowledges and agrees that, in the event the Executive shall violate or threaten to violate any of the restrictions of Section 8 hereof, the Company will be without an adequate remedy at law and will therefore be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity, it being understood that such remedy shall be in addition to any other remedies which the Company may have at law or in equity. The Company acknowledges and agrees that, in the event the Company or any Representative shall violate or threaten to violate any of the restrictions of Section 11 hereof, the Executive will be without an adequate remedy at law and will therefore be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity, it being understood that such remedy shall be in addition to any other remedies which the Executive may have at law or in equity. Furthermore, the Company and Executive acknowledge that a refusal by either party to consummate the transactions contemplated hereby will cause irreparable harm to the other party, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, the parties shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as ex parte injunctive relief (without being required to post bond or other security).

     17. Waiver, Severability. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision of this Agreement, or part thereof, shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

     18. Notices; Deliveries. Any notice, delivery or other communication required or permitted hereunder shall be sufficiently given if delivered by hand or sent by certified mail, return receipt requested, facsimile transmission, overnight mail or nationally recognized overnight courier, addressed as follows:

                  If to the Company:

                  12735 Gran Bay Parkway West, Bldg. 200
                  Jacksonville, Florida 32241
                  Attention: Chairman of the Board
                  Telecopier Number:(904) 680-6442

                  with a copies to:

                  Certilman Balin Adler & Hyman, LLP
                  90 Merrick Avenue
                  East Meadow, New York 11554
                  Attention: Gavin C. Grusd, Esq.
                  Telecopier Number: (516)296-7111

                  Smith Hulsey & Busey
                  225 Water Street
                  Jacksonville, Florida 32202
                  Attention: John R. Smith, Jr., Esq.
                  Telecopier Number: (904)359-7712


                  If to the Executive:

                  969 East End
                  Woodmere, New York 11598
                  Telecopier Number: (516) 569-7639

                  with a copy to:

                  Jackson Walker L.L.P.
                  901 Main Street
                  Suite 6000
                  Dallas, Texas 75202

                  Attention: Charles D. Maguire, Jr., Esq.
                  Telecopier Number: (214) 953-5822

or such other address as shall be furnished in writing by either party, and any notice, delivery or communication given pursuant to the provisions hereof shall be deemed to have been given as of the date delivered or so mailed or transmitted.

     19. Counterparts; Headings. This Agreement may be executed in counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement. The headings contained in this Agreement are solely for the convenience of the parties, and are not intended to and do not limit, construe or modify any of the terms and conditions hereof.

     20. Waiver of Jury Trial. THE COMPANY AND THE EXECUTIVE ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THE RIGHT MAY BE WAIVED. THE COMPANY AND THE EXECUTIVE EACH KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND WITHOUT COERCION, WAIVES ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM. NEITHER THE COMPANY NOR THE EXECUTIVE SHALL BE DEEMED TO HAVE GIVEN UP THIS WAIVER OF JURY TRIAL UNLESS THE PARTY CLAIMING THAT THIS WAIVER HAS BEEN RELINQUISHED HAS A WRITTEN INSTRUMENT SIGNED BY THE OTHER PARTY STATING THAT THIS WAIVER HAS BEEN GIVEN UP. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

     21. Further Assurances. The parties hereto agree to execute and deliver such other instruments as shall be appropriate, as the other party or its counsel shall reasonably request, to carry out the purpose and intent of this Agreement and to vest in Executive good and marketable title to the Shares.

         IN WITNESS WHEREOF, the parties have execute this Agreement as of the day and year first above written.

                                             COMPU-DAWN, INC.


                                             By:/s/ Robert E.(Teddy) Turner, IV
                                             ----------------------------------
                                                Robert E. (Teddy) Turner, IV
                                                Chairman of the Board


                                             /s/ Mark Honigsfeld
                                             -------------------
                                             MARK HONIGSFELD

         The undersigned hereby agree to be bound individually to the provisions of Section 11 of this Agreement.

                                           /s/ Robert E. (Teddy) Turner, IV
                                           -------------------------------------
                                           Robert E. (Teddy) Turner, IV

                                           /s/ Rudy Theale
                                           -------------------------------------
                                           Rudy Theale